UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2019

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

151 N. Franklin, Chicago Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The 2019 Annual Meeting of Stockholders of the registrant occurred on April 24, 2019. Represented at the meeting, in person or by proxy, were 268,957,004 shares constituting approximately 99% of the issued and outstanding shares entitled to vote.
1. ELECTION OF DIRECTORS.
The following directors were elected:

	Votes For	Votes Withheld	Broker Non-Votes
Michael A. Bless	257,156,520	9,005,735	2,794,749
Jose O. Montemayor	262,785,648	3,376,607	2,794,749
Don M. Randel	262,280,310	3,881,945	2,794,749
Andre Rice	262,971,715	3,190,540	2,794,749
Dino E. Robusto	257,096,099	9,066,156	2,794,749
Kenneth I. Siegel	257,178,388	8,983,867	2,794,749
Andrew H. Tisch	257,200,049	8,962,206	2,794,749
Benjamin J. Tisch	257,196,994	8,965,261	2,794,749
James S. Tisch	254,974,816	11,187,439	2,794,749
Jane J. Wang	257,171,055	8,991,200	2,794,749
Marvin Zonis	261,798,517	4,363,738	2,794,749
2. ADVISORY (NON-BINDING) VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.
Over 97% of the shares eligible to vote approved, on an advisory (non-binding) basis, the Company's named executive officer compensation, as identified below in the table.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Advisory vote on executive compensation	263,424,416	2,703,452	34,387	2,794,749
3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2019.
Over 98% of the shares eligible to vote ratified the appointment of Deloitte & Touche LLP to serve as the independent registered public accountants for the registrant for 2019, as identified below in the table. There were no broker non-votes.

	Votes For	Votes Against	Votes Abstained
Ratification of appointment of Deloitte & Touche LLP	267,615,721	1,307,330	33,953

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: April 24, 2019	By	/s/ Stathy Darcy
(Signature)
Stathy Darcy Senior Vice President, Deputy General Counsel & Secretary

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